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
                                     TOP AIR MANUFACTURING, INC.

                    EXHIBIT 11 - COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                              Column A         Column B     Column C
                              Weighted                       Income
                              Average                       (Loss) Per
                              Number of          Net         Common
                              Shares            Income       Share
                              Outstanding<F*>   (Loss)      (B divided by A)
                              ---------------  --------     ----------------
Six months ended:
  November 30, 1995           3,898,132        (116,333)          (.03)
  November 30, 1994           3,174,357        (202,598)          (.06)

Three months ended:
  November 30, 1995           4,013,040          (3,454)           .00
  November 30, 1994           3,174,433         (47,332)          (.01)

                            Six Months Ended         Three Months Ended
                              November 30,             November 30,
                           1995        1994         1995          1994
                           ----------------         ------------------
<F*>Computation of weighted
     average number of
     common shares
     outstanding and
     common equivalent
     shares:

Common shares out-
     standing at the
     beginning of the
     period                3,174,433   3,174,100    4,012,099  3,174,433

Weighted average of
     common shares
     issued during
     the period              723,699         257          941         --

Weighted average of
     the common
     equivalent shares
     attributable to
     stock options granted,
     computed under the
     treasury stock
     method<F#>                   --          --           --         --
                           ---------   ---------    ---------  ---------

Weighted average number
     of common and common
     equivalent shares     3,898,132   3,174,357    4,013,040  3,174,433
                           =========   =========    =========  =========


<F#>The stock options have not been included because they are anti dilutive.
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